UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2020 (May 10, 2020)

MICT, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-35850	27-0016420
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

28 West Grand Avenue, Suite 3, Montvale, New Jersey	07645
(Address of principal executive offices)	(Zip Code)

(201) 225-0190

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions(see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MICT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 10, 2020, effective May 14, 2020, MICT Inc., or the Company, entered into a loan agreement with Micronet Ltd., an entity in which the Company holds a 37.78% voting stake, or Micronet, pursuant to which the Company agreed to loan Micronet $500,000 on certain terms and conditions, or the Loan. The Loan bears interest at a rate of interest of 3.95% per year, calculated and paid on a quarterly basis. The Loan is due and payable in four equal installments, on a quarterly basis, with the first such payment due within 10 days after the end of Micronet’s fiscal quarter ending March 31, 2021 (such that the first repayment would be made by April 10, 2021), and in any event shall be paid in full by the 24 month anniversary of the grant date of the Loan; provided, however, that the Company, at its discretion, may convert any or all of the Loan into shares of Micronet at a conversion price of 0.14 New Israeli Shekels, or NIS (and in accordance with the U.S. dollar to NIS exchange rate in effect as of the closing date of the Loan), per ordinary share of Micronet. In addition, the Company shall receive a warrant, or the Warrant, to purchase one ordinary share of Micronet for every ordinary share into which the Loan is converted into. The Warrants, if any, are exercisable for a term of 15 months from their date of grant at an exercise price of 0.14 NIS per Ordinary Share of Micronet. The exercise of the Warrant and issuance of the ordinary shares, if any, shall be subject to rules and regulations of the Tel Aviv Stock Exchange.

As previously reported in the Company’s Quarterly Report on Form 10-Q filed on November 14, 2019, the Company and Micronet executed a convertible loan agreement pursuant to which the Company agreed to loan to Micronet $500,000 in the aggregate, of which $250,000 consisted of a prior loan provided by a subsidiary of the Company in September 2019, or the 2019 Loan. 275,000 NIS (approximately $78,000) of the 2019 Loan remains outstanding as of May 10, 2020. On May 10, 2020, effective May 14, 2020, the Company and Micronet entered into an addendum to the 2019 Loan, pursuant to which, and as provided for in the Loan, the Company is required to convert this outstanding loan amount under the 2019 Loan into ordinary shares of Micronet, at a conversion price of 0.14 NIS per ordinary share of Micronet, or the Conversion, which, is expected to result in the Company having a 40.7% voting stake in Micronet as of the date of the Conversion, subject to the closing of the Loan.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The description of the Loan under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 8.01	Other Events.

Due to circumstances and the uncertainty surrounding the effects of the outbreak of the coronavirus, or COVID-19, the Company has determined that it will delay the filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, or the Quarterly Report, by up to 45 days in reliance on the U.S. Securities and Exchange Commission’s, or the SEC, March 25, 2020 Order (Release No. 34-88465), or the Order. The Order allows for the delay of certain filings required under the Securities and Exchange Act of 1934, as amended.

The Company’s operations and business have experienced disruptions due to the unprecedented conditions surrounding the spread of COVID-19 throughout North America, Israel and the world. In particular, COVID-19 and measures implemented to reduce the spread of the virus have limited access to the Company’s facilities and disrupted its normal interactions with its accounting personnel, legal advisors, auditors and others involved in the preparation of the Quarterly Report. Notwithstanding the foregoing, the Company expects to file the Quarterly Report no later than June 25, 2020, 45 days after the original due date of the Quarterly Report. If the Quarterly Report is filed by June 25, 2020, it will be deemed timely filed by the SEC.

In light of the current COVID-19 pandemic, the Company currently anticipates including the following risk factor in the Quarterly Report, subject to further development:

The COVID-19 pandemic, or any other pandemic, epidemic or outbreak of an infectious disease, may materially and adversely affect our business and operations.

The recent outbreak of COVID-19 originated in Wuhan, China, in December 2019 and has since spread to multiple countries, including the United States, Israel and many European countries in which we operate. On March 11, 2020, the World Health Organization declared the outbreak a pandemic. While COVID-19 is still spreading and the final implications of the pandemic are difficult to estimate at this stage, it is clear that it has affected the lives of a large portion of the global population. At this time, the pandemic has caused states of emergency to be declared in various countries, travel restrictions imposed globally, quarantines established in certain jurisdictions and various institutions and companies being closed. We are actively monitoring the pandemic and we are taking any necessary measures to respond to the situation in cooperation with the various stakeholders.

Due to the uncertainty surrounding the COVID-19 pandemic, we will continue to assess the situation, including government-imposed restrictions, market by market. It is not possible at this time to estimate the full impact that the COVID-19 pandemic could have on our business, the continued spread of COVID-19, and any additional measures taken by governments, health officials or by us in response to such spread, could have on our business, results of operations and financial condition. The COVID-19 pandemic and mitigation measures have also negatively impacted global economic conditions, which, in turn, could adversely affect our business, results of operations and financial condition. The extent to which the COVID-19 outbreak continues to impact our financial condition will depend on future developments that are highly uncertain and cannot be predicted, including new government actions or restrictions, new information that may emerge concerning the severity, longevity and impact of the COVID-19 pandemic on economic activity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICT, INC.

Dated: May 14, 2020	By:	/s/ Darren Mercer
Name: Darren Mercer
Title: Interim Chief Executive Officer